U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event report):    May 20, 2005 (May 20, 2005)

Crompton Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-30270	52-2183153
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

199 Benson Road Middlebury, Connecticut		06749
(Address of principal executive offices)		(Zip Code)

203-573-2000

(Registrant’s telephone number,

including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

On March 18, 2005, Crompton Corporation (“Crompton” or “the Company”) announced that it entered into a definitive agreement to sell certain assets and assign certain liabilities of its Refined Products business to Sun Capital Partners Group, Inc. (Sun) for $80 million.   The consideration that the Company will receive is subject to adjustment based on the change in certain transferred assets and liabilities of the Refined Products business between December 31, 2004 and the closing date, and to adjustments for retained accounts receivables and accounts payables.  The Company currently expects that these adjustments will reduce the proceeds by approximately $20 to $25 million.  The transaction is subject to regulatory approval and the negotiation of certain ongoing tolling arrangements, and is expected to close during the second quarter of 2005.  At closing, the Company will also pre-pay a portion of the manufacturing costs for certain petroleum additives products that will be tolled for the Company by Sun.

The Company has reviewed its accounting treatment of the Refined Products business and determined that the assets of the Refined Products business met the held-for-disposal criteria under FASB Statement No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” as of March 31, 2005. Accordingly, the Company classified the operations of its Refined Products business as earnings from discontinued operations (net of tax) and the estimated carrying amount of the assets being sold and the liabilities being transferred have been reflected as assets held for sale and liabilities held for sale, respectively, for all periods presented in the Company’s March 31, 2005 Form 10-Q.   The Company also provided additional disclosures regarding its Refined Products business in the Discontinued Operations footnote included in the Notes to Consolidated Financial Statements.  This classification not only affects the March 31, 2005 presentation of financial results, but also the presentation of the financial results of all prior periods.  Included herein in Exhibit 99.1 of Item 9.01 are restatements of Items 6 and 8 of Crompton’s December 31, 2004 Form 10-K, reclassified to present the Refined Products business as a discontinued operation.  This document does not otherwise update or amend any other information included in Items 6 or 8 of Crompton’s December 31, 2004 Form 10-K.

Item 9.01 Financial Statements and Exhibits

*                                         *                                         *

(c)                                  Exhibits

Exhibit Number	Exhibit Description

23.1	Consent and Report of Independent Registered Public Accounting Firm

99.1	Selected Financial Data and Financial Statements and Supplementary Data

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Crompton Corporation
(Registrant)

Date: May 20, 2005	By	/s/ Barry J. Shainman
Name: Barry J. Shainman
Title: Secretary

Exhibit Index

Exhibit Number	Exhibit Description

23.1	Consent and Report of Independent Registered Public Accounting Firm

99.1	Selected Financial Data and Financial Statements and Supplementary Data